UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
PROLOGIS

(Exact name of registrant as specified in charter)

Maryland (State or other jurisdiction of Incorporation)	1-12846 (Commission File Number)	74-2604728 (I.R.S. Employer Identification No.)

4545 Airport Way, Denver, Colorado	80239

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, including Area Code): (303) 567-5000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On May 26, 2006, ProLogis and Ted R. Antenucci entered into an Amended and Restated Employment Agreement. The Amended and Restated Employment Agreement has been filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated herein by reference.
     On May 26, 2006, ProLogis shareholders approved the ProLogis 2006 Long-Term Incentive Plan. A copy of the ProLogis 2006 Long-Term Incentive Plan has been filed as Exhibit 10.2 to this Form 8-K and is hereby incorporated herein by reference.
     On May 31, 2006, ProLogis and Mr. Antenucci entered into an Executive Protection Agreement. The Executive Protection Agreement has been filed as Exhibit 10.3 to this Form 8-K and is hereby incorporated herein by reference. The Executive Protection Agreements provides that if within 24 months after a change in control occurs Mr. Antenucci is terminated without cause or resigns due to a material change in duties or the company’s failure to provide compensation or benefits in accordance with the agreement, then he is entitled to a lump-sum payment equal to three times his base salary and target bonus plus prorated portions of his base salary and target bonus for the year of termination. Mr. Antenucci would also be entitled to receive medical and life insurance for 36 months following termination and certain other benefits. A “change in control” is defined as the happening of any of the following:
•	The consummation of a transaction, approved by the shareholders of ProLogis, to merge ProLogis into or consolidate ProLogis with another entity, sell or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation, provided, however, that a change in control is not deemed to have occurred by reason of a transaction, or a substantially concurrent or otherwise related series of transactions, upon the completion of which 50% or more of the beneficial ownership of the voting power of ProLogis, the surviving corporation or corporation directly or indirectly controlling ProLogis or the surviving corporation, as the case may be, is held by the same persons (although not necessarily in the same proportion) as held the beneficial ownership of the voting power of ProLogis immediately prior to the transaction or the substantially concurrent or otherwise related series of transactions, except that upon the completion thereof, employees or employee benefit plans of ProLogis may be a new holder of such beneficial ownership.

•	The “beneficial ownership” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of securities representing 50% or more of the combined voting power of ProLogis is acquired, other than from ProLogis, by any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act (other than any trustee or other fiduciary holding securities under an employee benefit or other similar stock plan of ProLogis).

•	At any time during any period of two consecutive years, individuals who at the beginning of such period were members of the board of trustees of ProLogis cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by ProLogis’s shareholders, of each new trustee was approved by a vote of at least two-thirds of the trustees still in office at the time of such election or nomination who were trustees at the beginning of such period).

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (a) Financial Statements of Business Acquired
          None.
     (b) Pro Forma Financial Statements
          None
     (c) Exhibits

Exhibit 10.1	Amended and Restated Employment Agreement, dated May 26, 2006, entered into between ProLogis and Ted R. Antenucci.

Exhibit 10.2	ProLogis 2006 Long-Term Incentive Plan.

Exhibit 10.3	Executive Protection Agreement, dated May 31, 2006, entered into between ProLogis and Ted R. Antenucci.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS
Dated: June 2, 2006	By:	/s/ Edward S. Nekritz
		Name:	Edward S. Nekritz
		Title:	Managing Director, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated May 26, 2006, entered into between ProLogis and Ted R. Antenucci.

10.2	ProLogis 2006 Long-Term Incentive Plan.

10.3	Executive Protection Agreement, dated May 31, 2006, entered into between ProLogis and Ted R. Antenucci.